DSS Closes Private Placement of Common Shares Funded Entirely by DSS Chairman of the Board

DSS Chairman of the Board of Directors purchased the full private placement offering of 6,000,000 shares of common stock at an above market rate of $0.3037 per share.

ROCHESTER, N.Y. – November 1, 2019 — Document Security Systems, Inc., (NYSE American: DSS), (“DSS”, or the “Company”), a leader in anti-counterfeit, authentication and consumer engagement technologies whose products and solutions are used by governments, corporations and financial institutions to protect against fraud, help ensure authenticity and engage the consumer, announces today that it has entered into and closed on a subscription agreement (the “Subscription Agreement”) with Mr. Heng Fai Ambrose Chan, Chairman of the Board of Directors of the Company, for the private placement of 6,000,000 shares of the Company’s common shares (the “Offering”).

Pursuant to the Subscription Agreement, Mr. Chan purchased 6,000,000 shares of the Company’s common stock at an above market purchase price of $0.3037 per share, resulting in gross proceeds to the Company of $1,822,200, before deductions for placement agent fees and other expenses.

“Mr. Chan’s purchase of the entire 6,000,000 share private placement at above market rates clearly represents his continued confidence and commitment to the long-term success of DSS,” said Frank D. Heuszel, CEO of DSS. “As the company’s largest shareholder, Chairman of the DSS Board and Chief Executive Officer of the Company’s subsidiaries – DSS International Inc., DSS Asia Limited and DSS Cyber Security Pte Ltd., Mr. Chan continues to demonstrate his leadership and belief in DSS’ ongoing turnaround and future success. Today’s private placement is further validation of that commitment, management’s vision and our broad execution strategies to improve profitability and grow shareholder value. Mr. Chan believes DSS is positioned to become a ‘unicorn’ in its industry, and we fully support his leadership and vision.”

Mr Heng Fai Ambrose Chan spent the past 45 years specializing in financial restructuring and corporate transformation to unlock value and unleash entrepreneurial zeal while managing risk. He has successfully restructured more than 35 corporations in diversified industries in different countries. Most notably, 4 out of the 35 restructured companies have combined current market capitalization of over USD 18.5 billion and in the process, created 4 “unicorns”. Mr Chan’s passion for company transformation is shown through an average investment multiple of over 48X for each investment including 6 outstanding companies. This not including his first venture he started out during his college days. To learn more about Mr. Chan’s background, visit www.hfunicorn.com.

Aegis Capital Corp. acted as the exclusive placement agent for the Offering.

ABOUT DSS

For more than 16 years, Document Security Systems, Inc. has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard®, the Company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity. For more information visit www.dsssecure.com.

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FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of the Company’s products and services, manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 15, 2019. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact Information:

Investor Inquiries:

ir@dsssecure.com

Bret Shapiro

CoreIR

516 222 2560

Media:

julesa@coreir.com

Jules Abraham

CoreIR

917-885-7378